Medifast Announces Second Quarter 2024 Financial Results

August 5, 2024

BALTIMORE – (BUSINESS WIRE)--Medifast (NYSE: MED), the health and wellness company known for its habit-based and Coach-guided lifestyle solution, OPTAVIA®, today reported results for the second quarter ended June 30, 2024.

Second Quarter 2024
•Revenue of $168.6 million, with revenue per active earning Coach of $4,972
•Independent active earning OPTAVIA Coaches of 33,900
•Net loss of $8.2 million (non-GAAP adjusted net income of $10.1 million)
•Loss per diluted share of $0.75 (non-GAAP adjusted earnings per share ("EPS") of $0.92)
•Cash, Cash Equivalents, and Investment Securities of $163.5 million with zero debt

“We are acting decisively to transform our business to position us for long-term growth, with a strong balance sheet free of debt, a clear focus on new customer acquisition, and a broader health and wellness offer to a significantly expanded target market,” said Dan Chard, Chairman & CEO.

”Our holistic approach, encompassing nutrition, personalized coaching, a supportive community, and access to a clinician through our collaboration with telehealth provider, LifeMD, positions us uniquely to support those who are interested in weight loss medications as well as those who are transitioning off a medical regimen, or those who choose to pursue more traditional weight loss methods. Our mission today, much like it has been over the last 40 years, is to help our customers create lifestyle changes and establish healthy habits, and we are developing new plans and products to aid individuals in achieving healthier lifestyles. We believe we are more relevant than ever in today’s environment and are well positioned to shape the future of health and wellness, impacting millions of lives.”

Second Quarter 2024 Results

Second quarter 2024 revenue decreased 43.1% to $168.6 million from $296.2 million for the second quarter of 2023 primarily driven by a decrease in the number of active earning OPTAVIA Coaches and lower Coach productivity. The total number of active earning OPTAVIA Coaches decreased 36.2% to 33,900 compared to 53,100 for the second quarter of 2023. The average revenue per active earning OPTAVIA Coach decreased 10.9% to $4,972 compared to $5,578 for the second quarter last year, primarily driven by continued pressure on customer acquisition.

Gross profit decreased 41.4% to $123.4 million from $210.7 million for the second quarter of 2023. The decrease in gross profit was primarily due to lower revenue. Gross profit margin was 73.2% compared to 71.1% in the second quarter of 2023, primarily due to cost savings from the company’s Fuel for the Future initiatives and efficiencies in inventory management. Non-GAAP adjusted gross profit, which excludes expenses in connection with the company's restructuring of external manufacturing agreements, decreased 40.2% to $126.0 million and non-GAAP adjusted gross profit margin increased 370 basis points year-over-year to 74.8%.

Selling, general, and administrative expenses (“SG&A”) decreased 23.7% to $131.3 million compared to $172.0 million for the second quarter of 2023. The decrease in SG&A was primarily due to lower OPTAVIA Coach compensation on fewer active earning Coaches and lower sales volumes, partially offset by the loss of leverage on fixed costs due to lower sales volumes and supply chain optimization costs. The Company also incurred market research and investment costs related to medically supported weight loss, costs to exit hotel commitments for the company’s annual OPTAVIA convention in future years reflecting a change in strategy, and costs for the company’s company-led customer acquisition initiatives. As a percentage of revenue, SG&A increased 1,980 basis points year-over-year to 77.9% of revenue, as compared to 58.1% for the second quarter of 2023. The increase in SG&A as a percentage of revenue was primarily due to the loss of leverage on fixed costs due to lower sales volumes and supply chain optimization costs. The Company also incurred market research and investment costs related to medically supported weight loss, costs to exit hotel commitments for the company’s annual OPTAVIA convention in future years reflecting a change in strategy, and costs for the company’s company-led customer acquisition initiatives. Non-GAAP adjusted SG&A, which excludes expenses related to the company’s supply chain optimization costs, costs to exit hotel commitments for the company’s annual OPTAVIA convention in future years, and costs for its collaboration with LifeMD, decreased 33.8% to $113.8 million and non-GAAP adjusted SG&A as a percentage of revenue increased 940 basis points year-over-year to 67.5%.

The company's loss from operations for the period was $7.9 million, a decrease of 120.3%, as compared to income from operations of $38.7 million in the prior-year period. As a percentage of revenue, loss from operations was 4.7% for the second quarter of 2024 compared to income from operations as a percentage of revenue of 13.1% in the prior-year period. Non-GAAP adjusted income from operations decreased 68.4% to $12.2 million. Non-GAAP adjusted income from operations as a percentage of revenue was 7.3%, a decrease of 580 basis points from the year-ago period.

The effective tax rate was 23.4% for the second quarter of 2024 compared to 22.6% in the prior-year period. The increase in the effective tax rate for the three months ended June 30, 2024 was primarily driven by the net loss position in 2024 and the corresponding rate impact from research and development tax credits, partially offset by the rate impact from the limitation for executive compensation. The non-GAAP effective tax rate was 26.2% as compared to 22.6% in the prior-year period.

In the second quarter of 2024, the company's net loss was $8.2 million, or $0.75 per diluted share, based on approximately 10.9 million shares of common stock outstanding. In the second quarter of 2023, net income was $30.3 million, or $2.77 per diluted share, based on approximately 10.9 million shares of common stock outstanding. In the second quarter 2024, non-GAAP adjusted net income was $10.1 million, or $0.92 per diluted share.

Capital Allocation and Balance Sheet

The company’s balance sheet remains strong with $163.5 million in cash, cash equivalents and investment securities and no interest-bearing debt as of June 30, 2024 compared to $150.0 million in cash, cash equivalents and investment securities and no debt at December 31, 2023.

Outlook

The company expects third quarter 2024 revenue to be in the range of $125 million to $145 million and third quarter 2024 diluted loss per share in the range of $0.05 to $0.70. The EPS range excludes the costs related to the initiation of the LifeMD collaboration and any gains or losses from changes in the market price of the company’s LifeMD common stock investment, which the company is unable to estimate.

Conference Call Information

The conference call is scheduled for today, Monday, August 5, 2023 at 4:30 p.m. ET. The call will be broadcast live over the Internet, hosted on the Investor Relations section of Medifast’s website at www.MedifastInc.com or directly at https://viavid.webcasts.com/starthere.jsp?ei=1678505&tp_key=f8865fb1bd and will be archived online and available through November 5, 2024. In addition, listeners may dial (201) 389-0879 to join via telephone.

A telephonic playback will be available from 8:30 p.m. ET, August 5, 2024, through August 12, 2024. Participants can dial (412) 317-6671 and enter passcode 13747501 to hear the playback.

About Medifast®:
Medifast (NYSE: MED) is the health and wellness company known for its habit-based and coach-guided lifestyle solution OPTAVIA®, which provides people with a simple yet comprehensive approach to address obesity and support a healthy lifestyle. OPTAVIA's holistic solution includes lifestyle plans with clinically proven health benefits, scientifically developed products, and a framework for habit creation – all reinforced by independent coach support for customers on their weight loss journeys. Through its collaboration with national virtual primary care provider LifeMD® (Nasdaq: LFMD) and its affiliated medical group, the holistic solution now includes access to GLP-1 medications where clinically appropriate. Medifast remains committed to its mission of offering Lifelong Transformation, Making a Healthy Lifestyle Second Nature™. Visit the OPTAVIA and Medifast websites for more information and follow @Medifast on X and LinkedIn.

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Forward Looking Statements

Please Note: This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements generally can be identified by use of phrases or terminology such as “intend,” “anticipate,” “expect” or other similar words or the negative of such terminology. Similarly, descriptions of Medifast’s objectives, strategies, plans, goals, outlook or targets contained herein are also considered forward-looking statements. These statements are based on the current expectations of the management of Medifast and are subject to certain events, risks, uncertainties and other factors. Some of these factors include, among others, Medifast's inability to maintain and grow the network of independent OPTAVIA Coaches; Industry competition and new weight loss products, including weight loss medications, or services; Medifast’s health or advertising related claims by OPTAVIA customers; Medifast's inability to continue to develop new products; effectiveness of Medifast's advertising and marketing programs, including use of social media by OPTAVIA Coaches; the departure of one or more key personnel; Medifast's inability to protect against online security risks and cyberattacks; risks associated with Medifast's direct-to-consumer business model; disruptions in Medifast's supply chain; product liability claims; Medifast's planned growth into domestic markets including through its collaboration with LifeMD, Inc.; adverse publicity associated with Medifast's products; the impact of existing and future laws and regulations on Medifast’s business; fluctuations of Medifast's common stock market price; increases in litigation; actions of activist investors; the consequences of other geopolitical events, overall economic and market conditions and the resulting impact on consumer sentiment and spending patterns; and Medifast's ability to prevent or detect a failure of internal control over financial reporting. Although Medifast believes that the expectations, statements and assumptions reflected in these forward-looking statements are reasonable, it cautions readers to always consider all of the risk factors and any other cautionary statements carefully in evaluating each forward-looking statement in this release, as well as those set forth in its Annual Report on Form 10-K for the fiscal year ended December 31, 2023, and other filings filed with the United States Securities and Exchange Commission, including its quarterly reports on Form 10-Q and current reports on Form 8-K. All of the forward-looking statements contained herein speak only as of the date of this release.

Investor Contact:
Medifast, Inc.
Steven Zenker
InvestorRelations@medifastinc.com
(443) 379-5256

MEDIFAST, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(U.S. dollars in thousands, except per share amounts & dividend data)

	Three months ended June 30,		Six months ended June 30,
	2024	2023	2024	2023

Revenue	$ 168,55	$296,188	$343,297	$645,170
Cost of sales	45,120	85,473	92,567	188,065
Gross profit	123,438	210,715	250,730	457,105

Selling, general, and administrative	131,314	172,009	250,666	364,887

Income (loss) from operations	(7,876)	38,706	64	92,218

Other income (expense)
Interest income	1,296	462	2,519	281
Other expense	(4,070)	(51)	(1,647)	(53)
	(2,774)	411	872	228

Income (loss) from operations before income taxes	(10,650)	39,117	936	92,446

Provision (benefit) for income taxes	(2,496)	8,837	773	22,198

Net income (loss)	$(8,154)	$ 30,28	$163	$70,248

Earnings (loss) per share - basic	$(0.75)	$2.78	$0.01	$6.46

Earnings (loss) per share - diluted	$(0.75)	$2.77	$0.01	$6.43

Weighted average shares outstanding
Basic	10,937	10,888	10,923	10,876
Diluted	10,937	10,917	10,967	10,923

Cash dividends declared per share	$—	$1.65	$—	$3.30

MEDIFAST, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(U.S. dollars in thousands, except par value)

	June 30, 202	December 31, 202

ASSETS
Current Assets
Cash and cash equivalents	$108,016	$94,440
Inventories	39,603	54,591
Investments	55,489	55,601
Income taxes, prepaid	8,728	8,727
Prepaid expenses and other current assets	12,479	10,670
Total current assets	224,315	224,029

Property, plant and equipment - net of accumulated depreciation	39,921	51,467
Right-of-use assets	13,417	15,645
Other assets	11,770	14,650
Deferred tax assets	4,108	4,117

TOTAL ASSETS	$293,531	$309,908

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts payable and accrued expenses	$69,148	$86,415
Current lease obligations	6,031	5,885
Total current liabilities	75,179	92,300

Lease obligations, net of current lease obligations	13,069	16,127
Total liabilities	88,248	108,427

Stockholders' Equity
Common stock, par value $0.001 per share: 20,000 shares authorized;
10,937 and 10,896 issued and outstanding
at June 30, 2024 and December 31, 2023, respectively	11	11
Additional paid-in capital	30,401	26,573
Accumulated other comprehensive income	26	248
Retained earnings	174,845	174,649
Total stockholders' equity	205,283	201,481

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$293,531	$309,908

Non-GAAP Financial Measures
In an effort to provide investors with additional information regarding Medifast’s results, we disclose various non-GAAP financial measures in the company’s quarterly earnings press release and other public disclosures. The following GAAP financial measures have been presented on an as adjusted basis: gross profit, SG&A expenses, income (loss) from operations, other income (expense), provision (benefit) for income taxes, net income (loss), effective tax rate, and diluted earnings (loss) per share. Each of these non-GAAP financial measures excludes the impact of certain amounts as further identified below that the company believes are not indicative of its core ongoing operational performance. A reconciliation of each of these non-GAAP financial measures to its most comparable GAAP financial measure is included below. These non-GAAP financial measures are not intended to replace GAAP financial measures.

We use these non-GAAP financial measures internally to evaluate and manage the company's operations because we believe they provide useful supplemental information regarding the company's on-going economic performance. We have chosen to provide this information to investors to enable them to perform more meaningful comparisons of operating results and as a means to emphasize the results of on-going operations.

The following tables reconcile the non-GAAP financial measures included in this release:

MEDIFAST, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED NON-GAAP (UNAUDITED)
(U.S. dollars in thousands, except per share amounts)

	Three Months Ended June 30, 2024
	GAAP (1)	Supply Chain Optimization and Restructuring of External Manufacturing Agreements (2)	OPTAVIA Convention Cancellation (2)	Unrealized Loss on Investment in LifeMD Common Stock (2)	LifeMD Prepaid Services Amortization (2)	Non-GAAP (2)
Gross profit	$123,438	$2,579	$—	$—	$—	$126,017
Selling, general, and administrative	131,314	(12,502)	(3,000)	—	(2,021)	113,791
Income (loss) from operations	(7,876)	15,081	3,000	—	2,021	12,226
Other income (expense)	(2,774)	—	—	4,188	—	1,414
Provision (benefit) for income taxes	(2,496)	3,770	750	1,047	505	3,576
Net income (loss)	(8,154)	11,311	2,250	3,141	1,516	10,064
Diluted earnings (loss) per share	(0.75)	1.03	0.21	0.29	0.14	0.92
(1) The weighted-average diluted shares outstanding used in the calculation of these non-GAAP financial measures are the same as the weighted-average shares outstanding used in the calculation of the reported per share amounts.

(2) The weighted-average diluted shares outstanding used in the calculation of these non-GAAP financial measures uses 10,962 thousand shares under the treasury stock method.

	Three Months Ended June 30, 2023
	GAAP	Supply Chain Optimization and Restructuring of External Manufacturing Agreements	OPTAVIA Convention Cancellation	Unrealized Loss on Investment in LifeMD Common Stock	LifeMD Prepaid Services Amortization	Non-GAAP
Gross profit	$210,715	$—	$—	$—	$—	$210,715
Selling, general, and administrative	172,009	—	—	—	—	172,009
Income from operations	38,706	—	—	—	—	38,706
Other income	411	—	—	—	—	411
Provision for income taxes	8,837	—	—	—	—	8,837
Net income	30,280	—	—	—	—	30,280
Diluted earnings per share (1)	2.77	—	—	—	—	2.77
(1) The weighted-average diluted shares outstanding used in the calculation of these non-GAAP financial measures are the same as the weighted-average shares outstanding used in the calculation of the reported per share amounts.